QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We have issued our report dated February 23, 2007, accompanying the consolidated financial statements and schedules included in the Annual Report of New World Restaurant Group, Inc. on Form 10-K for the year ended January 2, 2007. We hereby consent to the incorporation by reference of said report in the Registration Statements of New World Restaurant Group, Inc. on Forms S-8 (File No. 33-133531, effective April 25, 2006 and File No. 33-140791, effective February 20, 2007).

/s/ GRANT THORNTON LLP

Denver, Colorado
February 23, 2007

QuickLinks

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM